Exhibit 10.108


                         FINANCE AGREEMENT


     FINANCE AGREEMENT, dated as of November 10, 1994, between VISAYAS GEOTHERMAL POWER COMPANY, a general partnership organized and existing under the laws of the Republic of the Philippines (the "Company"), and OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America ("OPIC"),

                       W I T N E S S E T H :

     WHEREAS, for purposes of financing in part the development by the Company of a geothermal power plant to be located in the Greater Tongonan area of the island of Leyte, Philippines, as more fully described in the Application (as defined below), the Company is entering into various agreements, including this Agreement, setting out the terms and conditions upon which financing is to be provided for such Project (as defined below); and

     WHEREAS, to secure a portion of the financing for this Project (as defined below), the Company has requested that OPIC extend a credit facility pursuant to Section 234(b) of the Foreign Assistance Act of 1961, as amended, which OPIC is willing to do upon the terms and conditions set forth in this Agreement and the other Financing Documents referred to in the Common Terms Agreement (as defined below);

     NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, it is hereby agreed as follows:


                             ARTICLE I

            DEFINITIONS; INTERPRETATION; FINANCIAL PLAN

Section 1.01.   Definitions.

     Except as otherwise defined herein, capitalized terms are used herein as such terms are defined in Schedule X to the Common Terms Agreement. In addition, the following capitalized terms shall have the following respective meanings:


     "Agreement" means this Finance Agreement between the Company and OPIC.

     "Application" means the Company's application to OPIC for the Loan, consisting of the Sponsor Disclosure Report, dated
August 4, 1994, and the items described in Schedule 1.01.

     "Application for OPIC Authorization" has the meaning set forth in the Participation and OPIC Guaranty Agreement.

     "Authorized Officer" means, with respect to any Person, its Chairperson, Managing Director, President, Secretary, or Treasurer, any Vice President, Assistant Secretary, or Assistant Treasurer thereof, and any other officer designated in writing by such Person as having been authorized to execute and deliver this Agreement, the Notes, any of the other Financing Documents to which it is or will be a party, or any other notice or instrument contemplated hereunder.

     "Cancellation Fee" has the meaning set forth in Section
2.03.

     "Commitment" means OPIC's commitment to lend an amount not to exceed $75,000,000 less the portion thereof that pursuant to
Section 2.03 or Section 5 of the Common Terms Agreement has been canceled or has been deemed canceled.

     "Commitment Fee" has the meaning set forth in Section 2.02.

     "Commitment Letter" means the letter agreement among the Company, the Sponsor and OPIC, dated September 27, 1994 (as amended by the letter agreement dated November 15, 1994), in which OPIC and the Company have agreed to enter into this credit facility, subject to the conditions stated therein.

     "Commitment Period" means the period commencing on the date hereof and ending on the earlier of (i) the first date on which the amount of the Loan equals the amount of the Commitment or on which the Commitment has been cancelled or has been deemed cancelled in full; (ii) the Conversion Date; and (iii) the Deadline Date.

     "Common Terms Agreement" means the Agreement as to Certain Common Representations, Warranties, Covenants and Other Terms, dated as of November 10, 1994, among the Company, Visayas Power Capital Corporation, OPIC, Credit Suisse, as Bank Agent, VPCC Agent, and Project Administrative Agent, and the Banks named therein.

     "Company" means Visayas Geothermal Power Company, a general partnership organized and existing under the laws of the Republic of the Philippines.

     "Construction Loan" means the aggregate unpaid principal amount of any loan made pursuant to Sections 2.01(a) and (b).

     "Construction Loan Maturity Date" means the earlier of (i) the Conversion Date and (ii) the Deadline Date.

     "Construction Note" means the promissory note issued by the Company pursuant to this Agreement substantially in the form of Exhibit A.

    "Conversion Date Amount" means the outstanding amount of the Construction Loan on the Conversion Date (after giving effect to any mandatory prepayments made on such date).

     "Day Count Fraction" has the meaning set forth in the Note.

     "Disbursement" means each disbursement of the Construction
Loan.

     "Disbursement Date" means any Business Day on which a Disbursement is made.

     "Disbursement Request" means a request for disbursement of the Construction Loan pursuant to an Application for Funding substantially in the form of Exhibit B.

     "Dollars" or "$" means United States dollars.

     "Event of Default" has the meaning set forth in Section 7.01.

     "Facility Fee" has the meaning set forth in Section 2.09.

     "Financial Plan" has the meaning set forth in Section 1.03.

     "Interest Payment Date" at any time has the meaning set forth in the Note outstanding at such time.

     "Interest Period" at any time has the meaning set forth in the Note outstanding at such time.

     "Investor Rate" has the meaning set forth in the Note outstanding at such time.

     "Litigation Payment" has the meaning set forth in Section
8.09.

     "Loan" means (i) prior to the Conversion Date, the Construction Loan, and (ii) on and after the Conversion Date, the Term Loan.

     "Maintenance Fee" has the meaning set forth in Section 2.05.

     "Note" means either the Construction Note or the Term Note, as applicable, and the term "Notes" means both of them.

     "Note Rate" at any time has the meaning set forth in the Note outstanding at such time.

     "OPIC" means Overseas Private Investment Corporation, an agency of the United States of America.

     "OPIC Plaintiff" has the meaning set forth in Section 8.09.

     "OPIC Prepayment Premium" has the meaning set forth in
Section 2.07.

     "OPIC Spread" means three and one-quarter percent (3.25%) per annum.

     "Participation Certificate" has the meaning set forth in the Participation and OPIC Guaranty Agreement.

     "Principal Payment Date" means the first Quarterly Date falling at least 3 months after the Conversion Date and each Quarterly Date thereafter.

     "Quarterly Date" has the meaning set forth in the Notes.

     "Self-Monitoring Questionnaire" means the Annual Self-
Monitoring Questionnaire attached hereto as Exhibit C, as the same may be revised and supplemented by OPIC from time to time.

     "Sponsor" means Magma Power Company, a corporation organized and existing under the laws of the State of Nevada.

     "Taxes" has the meaning set forth in Section 2.10.

     "Term Loan" means the aggregate unpaid principal amount of a loan made on the Conversion Date pursuant to Section
2.01(c).

     "Term Loan Maturity Date" means the earlier to occur of (i) the thirty-first (31st) Principal Payment Date, and (ii) September 15, 2005.

     "Term Note" means the promissory note issued by the Company pursuant to this Agreement substantially in the form of Exhibit B.

Section 1.02.   Interpretation.

     In this Agreement, unless otherwise indicated or otherwise required by the context:

     (a)  Reference to and the definition of any document
(including this Agreement) shall be deemed a reference to such document as it may be amended, supplemented, revised, or modified from time to time;

     (b) All references to an "Article", "Section", "Schedule", or "Exhibit" are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto and made a part hereof;

     (c) The table of contents, article, and section headings, and other captions in this Agreement are for the purpose of reference only and do not limit or affect its meaning;

     (d) Defined terms in the singular shall include the plural and vice versa, and the masculine, feminine, or neuter gender shall include all genders;

     (e)  Accounting terms used herein but not defined in
Section 1.01 shall have the respective meanings given to them under GAAP;

     (f) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and

     (g) Any reference herein to a time of day means Washington, D.C. time.

Section 1.03.   Project Cost; Financial Plan.

     The total cost of the Project (including provisions for contingencies) is estimated to be the equivalent of $280,000,000 based on the financial plan set forth in Schedule 1.03 (the
"Financial Plan").


                            ARTICLE II

                   AMOUNT AND TERMS OF THE LOANS

Section 2.01.   Amount and Disbursement of Construction Loan.

     (a) Commitment. Subject to the terms and conditions hereof, OPIC agrees to make, and the Company agrees to accept, a loan for the Project in the principal amount of not more than $75,000,000. Disbursements of the Construction Loan hereunder shall only be made from the date hereof through the end of the Commitment Period.

     (b) Disbursement. Subject to the satisfaction of the conditions set forth in Articles IV and V, the Company may from time to time request a Disbursement of the Construction Loan by delivering a Disbursement Request to OPIC not less than fifteen
(15) Business Days prior to the Disbursement Date. Each Disbursement shall be in an amount of not less than $1,000,000. The amount of the Construction Loan shall not exceed the amount of the Commitment. The Commitment shall not be revolving, and any portion of the Construction Loan prepaid shall not be readvanced to the Company.

     (c) Conversion of Construction Loan into Term Loan. The Company may deliver a notice (the "Conversion Notice") to OPIC not later than twenty (20) Business Days prior to the date designated therein (the "Proposed Conversion Date") requesting the conversion of the Construction Loan into the Term Loan on the Proposed Conversion Date; provided, however, that the Proposed Conversion Date must be on or prior to the Deadline Date.
Subject to the satisfaction of the conditions set forth in
Section 3.5 of the Common Terms Agreement, the Construction Loan shall be converted into the Term Loan on the Conversion Date.

     (d) Notes. The Construction Loan shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A, dated the Effective Date. The Term Loan shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit B, dated the Conversion Date. OPIC is hereby irrevocably authorized by the Company to endorse on
Schedule I attached to any Note the principal amount outstanding from time to time of the related Loan, together with notations of payments of principal received in respect thereof, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of such Loan; provided that the failure of OPIC to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loan.

Section 2.02.   Commitment Fee.

     Commencing from September 29, 1994 and continuing through the Commitment Period, a commitment fee (the "Commitment Fee") shall accrue at the rate of one-half of one percent (0.50%) per annum on the difference, calculated for each day during such period, between
(i) the amount of the Commitment, and (ii) the aggregate amount of the Construction Loan outstanding on such day. The Commitment Fee shall be payable in arrears to OPIC on each Quarterly Date and on the last day of the Commitment Period.

Section 2.03.   Cancellation of the Commitment.

     The Company may cancel all or any part of the Commitment at any time upon payment to OPIC at the time of such cancellation of a fee (the "Cancellation Fee") equal to one percent (1%) of the amount of the Commitment then canceled. Any part of the Commitment not disbursed at the end of the Commitment Period shall be deemed to have been canceled and the Cancellation Fee shall be payable in respect of such amount deemed canceled; provided, that, if the Conversion Date shall occur, no Cancellation Fee shall be payable in connection with the cancellation of any amount of the Commitment that has not been disbursed.

Section 2.04.   Interest.

     (a) Interest Rate. The Company shall pay interest on the principal amount of the Loan from time to time outstanding at the Note Rate in arrears on each Interest Payment Date, commencing with the first such date after the date hereof.

     (b) Default Interest. If the Company fails to pay in full when due any amount of principal or interest on any Note, the Company shall on demand pay OPIC default interest on such unpaid amount at a rate per annum equal to the sum of (i) the Note Rate, plus (ii) two percent (2.0%) (to the extent permitted by applicable law) from the date of such payment default until the date on which such defaulted amount is paid in full. Such default interest shall be payable on demand by OPIC and, in any event, on each date on which interest is paid to OPIC under the Note.

Section 2.05.   Maintenance Fee.

     Commencing on December 15, 1995 and continuing through the OPIC Credit Termination Date, a maintenance fee (the "Maintenance
Fee") in the amount of seven thousand five hundred dollars
($7,500) shall be due and payable to OPIC on December 15 of each year.

Section 2.06.   Repayment of the Loans.

     (a) The Construction Loan shall be due and payable in full on the Construction Loan Maturity Date; provided that on the Conversion Date OPIC will accept a Term Note in equal principal amount in exchange for the Construction Note as payment in full of the outstanding principal amount of the Construction Loan.

     (b) If the Construction Loan has been converted into the Term Loan in accordance with Section 2.01(c), the Company shall, on each Principal Payment Date repay the Term Loan in part by an amount equal to (i) the Conversion Date Amount times (ii) the percentage set forth opposite such Principal Payment Date on Schedule 2.06; provided, that the entire amount of the Term Loan shall be due and payable on the Term Loan Maturity Date.

Section 2.07.   Voluntary Prepayment.

     The Company may, upon thirty (30) Business Days' prior notice to OPIC, prepay the Loan on any Interest Payment Date, in whole (but not in part) on or prior to the Conversion Date and in whole or in part after the Conversion Date, upon the payment to OPIC of all amounts then due and payable to OPIC, together with a prepayment premium (the "OPIC Prepayment Premium") of (i) five percent (5%) of the Loan amount prepaid at any time on or prior to the Conversion Date (except that no OPIC Prepayment Premium shall be payable in connection with the prepayment of the Loan on or prior to the Conversion Date if OPIC has not funded the full amount of the Disbursements theretofore requested by the Company in accordance with Section 2.01, whether or not the conditions to such Disbursements have been met), (ii) three percent (3%) of the Loan amount prepaid during the year immediately following the Conversion Date, (iii) two percent (2%) of the Loan amount prepaid during the year immediately following the first anniversary of the Conversion Date, and (iv) one percent (1%) of the Loan amount prepaid during the year immediately following the second anniversary of the Conversion Date; no OPIC Prepayment Premium shall be payable following the third anniversary of the Conversion Date. Any such prepayment made on or prior to the Conversion Date shall reduce the Conversion Date Amount (and, in accordance with Section 2.06(b), the amounts payable on each Principal Payment Date); and the amount of any such voluntary prepayment made after the Conversion Date shall be applied to the repayment schedule provided for in Section 2.06 in the inverse order of maturity; provided that no prepayment shall be effective to reduce the principal amount of the Loan until the amount so prepaid is applied to prepay an equal aggregate principal amount of the Participation Certificates pursuant to the OPIC Funding Documents. On the date of any such voluntary prepayment, the Company shall also pay to OPIC an amount equal to any premium or any other amount payable under any Participation Certificate in connection with such voluntary prepayment.

Section 2.08.   Mandatory Prepayment.

     The Company shall reduce the amount of the Loan by:

          (a) the amounts required to be paid pursuant to (i) clause SIXTH of Section 3.02(d)(ii) of the Disbursement
Agreement in respect of amounts held in the Dollar Project Control Account and (ii) Section 3.05 of the Disbursement Agreement in respect of amounts held in the Distribution Retention Account;

          (b) the amounts required to be paid pursuant to Section 3.03(a) of the Disbursement Agreement in respect of certain amounts in the Debt Reserve Cash Collateral Account on the conversion Date;

          (c) the amounts required to be paid pursuant to Section 3.07(a) of the Disbursement Agreement (or with respect to an Event of Loss, Section 2.03 of Part C of the Omnibus Security Agreement) in respect of Insurance Proceeds and/or condemnation proceeds;

          (d) the amounts required to be paid pursuant to Section 3.07(c) of the Disbursement Agreement in respect of delay payments paid by the Construction Contractor; and

          (e) the amounts required to be paid pursuant to Section 3.07(d) of the Disbursement Agreement in respect of Buy-Down
Amounts paid by the Construction Contractor.

     The Loan prepayments resulting from this Section 2.08 shall be made on the applicable date referred to in the provisions of the Disbursement Agreement or Omnibus Security Agreement referred to above. Any Loan prepayment resulting from this Section 2.08 shall have the same effect as if such prepayment occurred pursuant to
Section 2.07, except that no Prepayment Premium shall be due. On the date of any such Loan prepayment, the Company shall also pay to OPIC an amount equal to any premium or any other amount payable under any Participation Certificate in connection with such prepayment.

Section 2.09.   Facility Fee.

     The Company shall pay OPIC a facility fee (the "Facility Fee") in the amount of one percent (1%) of the amount of the Commitment as of the date hereof or seven hundred and fifty thousand dollars ($750,000), of which five hundred and sixty-two thousand five hundred dollars ($562,500) has previously been paid to OPIC. The outstanding balance of one hundred and eighty-seven thousand five hundred dollars ($187,500) shall be due and payable to OPIC upon the execution and delivery of this Agreement by the Company.

Section 2.10.   Taxes.

     (a) All sums payable by the Company hereunder or under any Note, whether of principal, interest, fees, expenses, or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges, and all liabilities with respect thereto (collectively referred to as "Taxes"). In the event that the Company is prohibited by law from making payments hereunder or under any Note free of such deductions or withholdings, then the Company shall pay such additional amounts as may be necessary in order that the actual amount received after such deduction or withholding shall equal the full amount which OPIC would have received hereunder or under such Note in the absence of such deduction or withholding.

     (b) The Company shall pay directly to all appropriate taxing authorities any and all present and future Taxes, and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement or the execution and delivery of this Agreement or any Note, except for any Taxes or other liabilities that the Company is contesting in good faith by appropriate proceedings, provided, that the Company hereby indemnifies OPIC and holds OPIC harmless from and against any and all liabilities, fees, or additional expense with respect to or resulting from any delay in paying, or omission to pay, Taxes. Within 30 days after the payment by the Company of any Taxes, the Company shall furnish OPIC with the original or a certified copy of the receipt evidencing payment thereof, together with any other information OPIC may reasonably require to establish to its satisfaction that full and timely payment of such Taxes has been made.

     (c) OPIC shall notify the Company of any payment of Taxes required or requested of it and shall give due consideration to any advice or recommendation given in response thereto by the Company, and upon notice from OPIC that Taxes or any liability relating thereto (including penalties and interest) have been paid, the Company shall pay or reimburse OPIC therefor within 30 days of such notice.

     (d) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 2.10 shall survive the payment in full of principal and interest hereunder and under the Notes.

Section 2.11.   Miscellaneous.

     (a) Payment or Reimbursement of Expenses. The Company shall pay or reimburse OPIC, upon request, OPIC's reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery, and implementation of this Agreement, the Notes, and the other Financing Documents, including, without limitation, (i) the reasonable fees and expenses of outside legal counsel and business advisors and consultants, and (ii) the reasonable costs of communications, the preparation of any documents, the authentication, registration, and recordation of any of the Financing Documents, the preparation of bound volumes of the Financing Documents (including up to five copies for OPIC's use), and the termination of the Liens created pursuant to the Security Documents. The Company shall also reimburse OPIC upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and the reasonable cost of travel) incurred by OPIC in preserving in full force and effect or enforcing its rights hereunder or under any of the Financing Documents or incurred in connection with the modification, amendment or waiver of any provision of any such document, including but not limited to release of the Liens in favor of OPIC arising under the Security Documents.

     (b) Currency and Place of Payment. All payments required hereunder shall be made in Dollars in immediately available funds without any offset or deduction for Taxes or otherwise, to the Paying Agent as provided for in the OPIC Funding Documents or to OPIC, by wire transfer (via a United States domestic bank) as follows:

          U.S. Treasury Department
          New York, NY
          ABA No. 0210-3000-4 TREAS NYC/CTR/BNF=AC-71000001
OBI=OPIC Loan No. 492-94-196-IG

     (c) Computation of Interest on Notes and Fees. Except as otherwise provided herein or in the OPIC Participation and Guaranty Agreement or in any Note, interest (including the Floating Rate Index (as defined in the Note), the Floating Rate Spread (as defined in the Note) and the OPIC Spread), default interest, the Commitment Fee and any other fees shall accrue on a daily basis and shall be computed on the basis of the Day Count Fraction.

     (d) Application of Payments to OPIC. Except as expressly provided in Sections 2.07 and 2.08, payments received by OPIC under this Agreement or with respect to any Note shall be applied to amounts due under this Agreement and under such Note in such manner as OPIC in its sole discretion may determine to be appropriate, notwithstanding any instruction to the contrary from the Company.


                            ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

     The Company represents, covenants and warrants to OPIC that:


Section 3.01.  Accuracy of Common Representations and Warranties.

     Each of the representations and warranties of the Company set forth in Section 2 of the Common Terms Agreement is true and correct.

Section 3.02.  Disclosure.

     All documents, reports or other written information pertaining to the Project (including, without limitation, the Application, this Agreement, and the other Financing Documents) that have been furnished to OPIC, taken as a whole, are true and correct and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading; provided, however, that it is understood and agreed that the foregoing representation and warranty shall not apply to any statements by way of financial projections furnished hereunder or any statements contained in any financial projections and budgets furnished hereunder and that the Company's representations and warranties with respect to such financial projections and budgets are those contained in Section 2.22 of the Common Agreement. There is no fact known to the Company that has not been disclosed to OPIC in writing, the existence of which have had or could reasonably be expected to have a Material Adverse Effect.


                            ARTICLE IV

            CONDITIONS PRECEDENT TO FIRST DISBURSEMENT

     Unless OPIC otherwise agrees in writing, the obligation of OPIC to make the first Disbursement of the Construction Loan is subject to the prior fulfillment, to OPIC's satisfaction in its sole discretion, of the following conditions precedent and to their continued fulfillment on the date of the first
Disbursement:

Section 4.01.   Satisfaction of Common Terms Agreement.

     Each of the conditions precedent to the First Utilization set forth in Section 3.2 of the Common Terms Agreement shall have been satisfied.

Section 4.02.   Payment of Commitment Fee.

     The Company shall have paid to OPIC any accrued Commitment
Fee.

Section 4.03.   Funding Arrangements.

     Suitable arrangements shall have been made for funding the Construction Loan, which funding arrangements, together with each of the OPIC Funding Documents, shall be satisfactory to OPIC in form and substance, including, without limitation, satisfaction of all conditions precedent to the obligations of any party (other than OPIC) to the OPIC Funding Documents, payment by the Company of all fees required thereunder, performance by the Company of all other obligations on its part to be performed prior to the making of the first Disbursement pursuant to any OPIC Funding Document, and the written approval by OPIC of the Disbursement Request and the Application for OPIC Authorization covering such Disbursement.

Section 4.04.   Government Approvals.

     OPIC shall have received copies, certified by an Authorized Officer of the Company as true and complete and in full force and effect, of any registration, declaration, filing, governmental consent, license, approval, authorization, or permit required under the terms of the Agreement Between the United States of America and the Republic of the Philippines Effected by Exchange of Notes Signed at Washington February 18 and 19, 1952, as supplemented by the Agreement Between the United States of America and the Philippines Supplementing the Agreement of February 18 and 19, 1952, Effected by Exchange of Notes Signed at Manila February 25, 1965 and August 15, 1966, as the same may be amended or supplemented from time to time (collectively, the "Bilateral Agreement"), which are, in the opinion of special legal counsel to OPIC in the Philippines, necessary or advisable for the approval of the Project by the Government of the Philippines for purposes of the Bilateral Agreement.

Section 4.05.   Other Documents.

     OPIC shall have received such other certificates, opinions, agreements and documents, each satisfactory to OPIC in form and substance, as it may reasonably request, including, without limitation, the "Bound Volume Release" attached as Exhibit E.


                             ARTICLE V

             CONDITIONS PRECEDENT TO EACH DISBURSEMENT

     Unless OPIC otherwise agrees in writing and save as otherwise provided herein, it shall be a condition precedent to the Company's right to each Disbursement (including the first
Disbursement), that each of the following conditions be satisfied in OPIC's sole discretion on the date of any such Disbursement:

Section 5.01.   Satisfaction of Common Terms Agreement.

     Each of the conditions precedent to such Utilization contained in Section 3.3 of the Common Terms Agreement shall have been satisfied.

Section 5.02.   Payment or Reimbursement of Expenses.

     All fees and other amounts due to OPIC with respect to the making of the Construction Loan, and all other amounts payable or reimbursable by the Company in connection with the making of the Construction Loan, shall have been paid, including, but not limited to, (i) fees payable under the OPIC Funding Documents, (ii) the Commitment Fee, (iii) the Maintenance Fee, (iv) the Facility Fee,
(v) any Taxes payable pursuant to Section 2.10, and (vi) any amounts payable pursuant to Section 2.11(a), including the fees and expenses of OPIC legal counsel and business consultants and the costs of registration and recordation of any of the Financing Documents.

Section 5.03.   Funding Arrangements.

     Suitable arrangements shall have been made for funding the Disbursement, in accordance with the OPIC Funding Documents, which funding arrangements shall be satisfactory to OPIC in form and substance, including, without limitation, satisfaction of all conditions precedent to the obligations of any party (other than OPIC) to the OPIC Funding Documents, payment by the Company of all fees required thereunder, performance by the Company of all other obligations on its part to be performed prior to the making of such Disbursement pursuant to any OPIC Funding Document, and the written approval by OPIC of the Application for OPIC
Authorization covering such Disbursement.

Section 5.04.   Independent Engineer Certificate.

     OPIC shall have received, not less than ten (10) Business Days prior to each Disbursement Date, a certificate of the Independent Engineer, substantially in the form of Exhibit B to the Disbursement Request for such Disbursement.


                            ARTICLE VI

                             COVENANTS

     Unless OPIC otherwise agrees in writing, so long as the Commitment shall remain outstanding and until the OPIC Credit
Termination Date, the Company covenants and agrees as follows:

Section 6.01.   Compliance With Common Covenants.

     The Company will perform and observe for the benefit of OPIC each of covenants set forth in Section 4 of the Common Terms
Agreement.

Section 6.02.   Self-Monitoring Questionnaire.

     At its cost, the Company shall furnish to OPIC within 90 days after the end of each Fiscal Year the Self-Monitoring
Questionnaire, certified by an Authorized Officer of the Company as true and complete.

Section 6.03.   Meetings.

     If OPIC so requests, the Company shall give OPIC not less than 15 days' notice of, and shall permit an Authorized Officer of OPIC to attend, each meeting of its shareholders and of its directors.

Section 6.04.   Worker Rights.

     The Company shall not take any action to prevent its employees, and the Company shall cause the Construction Contractor to refrain from taking any action to prevent its employees, from lawfully exercising their right of free association and their right to organize and bargain collectively. The Company further agrees to observe, and to cause the Construction Contractor to observe, applicable laws relating to a minimum age for employment of children, acceptable conditions of work with respect to minimum wages, hours of work and occupational health and safety, and not to use forced labor. The Company is not responsible under this Section 6.04 for the actions of a government.


                            ARTICLE VII

                       DEFAULTS AND REMEDIES

Section 7.01.   Events of Default.

     The occurrence of any Event of Default set forth in Section 5 of the Common Terms Agreement shall constitute an "Event of Default" hereunder.

Section 7.02.   Remedies upon Event of Default.

     (a) Except as otherwise provided in Section 7.02(b), if any Event of Default has occurred and is continuing, OPIC may at any time in its sole discretion take any one or more of the actions set forth in Section 5 of the Common Terms Agreement.

     (b)  Upon the occurrence of an Event of Default referred to in
Section 5.5 of the Common Terms Agreement, (i) the Commitment shall automatically be terminated, and (ii) the Loan, together with interest accrued thereon and all other amounts due under this Agreement, the Notes and the other Financing Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Company hereby expressly waives.

Section 7.03.   Jurisdiction and Consent to Suit.

     (a) Without prejudice to OPIC's right to bring suit in any appropriate domestic or foreign jurisdiction, any proceeding to enforce this Agreement, any Note, or any other Financing Document to which the Company is a party (unless otherwise specified) may be brought by OPIC in any state or federal court of competent jurisdiction in the District of Columbia of the United States of America or in any other jurisdiction where the Company or any of its property may be found. The Company hereby irrevocably waives any present or future objection to any such venue, and irrevocably consents and submits unconditionally to the non-exclusive jurisdiction for itself and in respect of any of its property of any such court. The Company further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Agreement shall be conclusive and may enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its obligation.

     (b) Prior to the Effective Date, the Company shall irrevocably designate and appoint an agent satisfactory to OPIC for service of process in the District of Columbia as the Company's authorized agent to receive, accept, and acknowledge on its behalf service of process in any such proceeding, and shall provide OPIC with evidence of the prepayment in full of the fees of such agent. The Company agrees that service of process, writ, judgment, or other notice of legal process upon said agent shall be deemed and held in every respect to be effective personal service upon it. The Company shall maintain such appointment (or that of a successor satisfactory to OPIC) continuously in effect at all times while the Company is obligated under this Agreement or any Note. Nothing herein shall affect OPIC's right to serve process in any other manner permitted by applicable law.

Section 7.04.   Judgment Currency.

     This is an international loan transaction in which the specification of Dollars is of the essence, and such currency shall be the currency of account in all events. The payment obligation of the Company hereunder and under the Notes shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars in the United States of America under normal banking procedures does not yield the amount of Dollars then due. In the event that any payment by the Company, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in the payment of such amount of Dollars at the place such amount is due, OPIC shall be entitled to demand immediate payment of, and shall have a separate cause of action against the Company for, the additional amount necessary to yield the amount of Dollars then due. In the event OPIC, upon the conversion of such judgment into Dollars, shall receive (as a result of currency exchange rate fluctuations) an amount greater than that to which it was entitled, the Company shall be entitled to reimbursement of the excess amount.

Section 7.05.   Immunity.

     The Company represents and warrants that it is subject to civil and commercial law with respect to its obligations under this Agreement, the Notes and each of the other Financing
Documents to which it is a party, that the making and performance of this Agreement, the Notes and such other Financing Documents and the borrowings by the Company pursuant hereto constitute private and commercial acts rather than governmental or public acts and that neither the Company nor any of its properties or revenues has any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Notes and such other Financing Documents. To the extent that the Company may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, any Note or any other Financing Document to which it is a party, to claim for itself or its revenues or assets any such immunity, and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity. The foregoing waiver of immunity shall have effect under the United States Foreign Sovereign Immunities Act of 1976.


                           ARTICLE VIII

                           MISCELLANEOUS

Section 8.01.   Notices.

     Each notice, demand, report, or other communication relating to this Agreement shall be in writing and delivered as provided in
Section 6.1 of the Common Terms Agreement.

Section 8.02.   Governing Law.

     THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
UNITED STATES OF AMERICA, WITHOUT REGARD TO ITS CONFLICT OF LAWS
PROVISIONS.

Section 8.03.   Succession.

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, that the Company shall not, without the prior written consent of OPIC, assign or delegate all or any part of its interest herein or obligations hereunder.

Section 8.04.   Survival of Agreements.

     Each agreement, representation, warranty and covenant contained or referred to in this Agreement shall survive any investigation at any time made by OPIC and shall survive the Disbursements of the Construction Loan and the conversion of the Construction Loan into the Term Loan, and, save as otherwise provided in Section 2.10, shall terminate only when all amounts due or to become due under this Agreement, the Notes, and the other
Financing Documents are paid in full.

Section 8.05.   Integration; Amendments.

     This Agreement and the other Financing Documents embody the entire understanding of the parties hereto and supersede all prior negotiations, understandings and agreements between them with respect to the subject matter hereof. The provisions of this Agreement may be waived, supplemented or amended only by an instrument in writing signed by Authorized Officers of each of the Company and OPIC.

Section 8.06.   Severability.

     If any provision of this Agreement is prohibited or held to be invalid, illegal or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent permitted by law that (i) the validity, legality, and enforceability of the other provisions in such jurisdiction shall not be affected or impaired thereby, and
(ii) any such prohibition, invalidity, illegality, or unenforceability shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction.

Section 8.07.   No Waiver.

     (a) No failure or delay by OPIC in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any of its rights, powers, or remedies. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other legal right. No waiver of any such right shall be effective unless given in writing.

     (b) The rights or remedies provided for herein are cumulative and are not exclusive of any other rights, powers or remedies provided by law. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.

Section 8.08.   Waiver of Jury Trial.

     The Company and OPIC each hereby irrevocably waives, to the fullest extent permitted by law, any right to have a jury participate in resolving any dispute arising out of, in connection with, related to, or incidental to the relationship between them established by this Agreement, any Note, any other Financing Document and any other instrument, document or agreement entered into in connection with this Agreement or the transactions contemplated hereby.

Section 8.09.   Waiver of Litigation Payments.

     In the event that any action or lawsuit is initiated by or on behalf of OPIC in the Philippines or elsewhere against the Company or any other party to any Financing Document, the Company, to the fullest extent permissible under applicable law, irrevocably waives its right to, and agrees not to request, plead, or claim that OPIC and its successors, transfers, and assigns (any such Person, an "OPIC Plaintiff") post, pay, or offer, any cautio judicatum solvi bond, litigation bond, or any other bond, fee, payment, or security measure provided for by any provision of law applicable to such action or lawsuit (any such bond, fee, payment, or measure, a "Litigation Payment"), and the Company further waives any objection that it may now or hereafter have to an OPIC Plaintiff's claim that such OPIC Plaintiff should be exempt or immune from posting, paying, making or offering any such Litigation Payment.

Section 8.10.   Further Assurances.

     From time to time, the Company shall execute and deliver to OPIC such additional documents as OPIC may require to carry out the purposes of this Agreement and the other Financing Documents or to preserve and protect OPIC's rights as contemplated herein or therein.

Section 8.11.   Counterparts.

     This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by its Authorized Officer as of the date first above written.

Signed On:  December 21, 1994


                              VISAYAS GEOTHERMAL POWER COMPANY



                              By: /s/ Jon R. Peele

                              Its:  Managing Director



                              OVERSEAS PRIVATE INVESTMENT
                                CORPORATION



                              By: /s/ Tracey Webb

                              Its:  Financial Analyst